UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2014

THE MICHAELS COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas 75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Effective September 23, 2014, the board of directors (the “Board”) of The Michaels Companies, Inc. (the “Company”) increased the size of the Board from ten directors to eleven directors and appointed Beryl B. Raff to the Board to fill the resulting vacancy.  Ms. Raff will serve on the Board’s Audit Committee.

Ms. Raff has been Chief Executive Officer and Chairman of Helzberg Diamond Shops, Inc., an indirect wholly owned subsidiary of Berkshire Hathaway Inc., since April 2009. Prior to joining Helzberg, Ms. Raff served in various management positions at J. C. Penney Company, Inc. since 2001, most recently as Executive Vice President and General Merchandising Manager since September 2005. In addition to her board service at Helzberg, Ms. Raff is a director of Group 1 Automotive, Inc. and Helen of Troy, Ltd.  Ms. Raff was previously a director of Jo-Ann Stores, Inc. and Zale Corporation.

Ms. Raff will participate in the Company’s standard independent director compensation program. Pursuant to this program, Ms. Raff will receive the following compensation in connection with her service on the Board:

•                  annual retainer of $50,000 for service as a Board member

•                  annual retainer of $10,000 for service as an Audit Committee member

•                  an additional $1,500 for in person attendance, or $750 for telephonic attendance, for any Company Board or Committee meetings in excess of ten aggregate meetings in a fiscal year

•                  a restricted stock grant to be valued at $100,000 on the date of grant, to be fully vested on the one year anniversary of the date of grant, for shares of the Company’s common stock

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Raff had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Ms. Raff and any other person pursuant to which Ms. Raff was selected as a director of the Company.

In addition, Ms. Raff and the Company will enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-193000) (the “Registration Statement”) and a form of such agreement was filed as Exhibit 10.29 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer
Senior Vice President, Secretary
and General Counsel

Date: September 29, 2014